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                                                                 EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in the registration statements of Alumax Inc. on Form S-8 (File Nos. 33-83006, 33-83008, 33-83010, 33-86338, 333-26511 and 333-39079) of our report dated January 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Alumax Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, 1995, which report is included in this Annual Report on Form 10-K.



                                                  COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
February 6, 1998